Exhibit 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports Second Quarter 2022 Financial Results

•	INBRIJA® (levodopa inhalation powder) Q2 2022 U.S. net revenue of $7.4 million; 16% increase from Q2 2021; 100% increase over Q1 2022
•	Ex-U.S. INBRIJA Q2 additional revenue of $1.9 million
•	AMPYRA® (dalfampridine) Q2 2022 net revenue of $18.2 million; maintaining 2022 guidance of $68-$78 million
•	FAMPYRA® royalties reverted to Acorda in late Q2

PEARL RIVER, N.Y. – August 4, 2022 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a business update and reported its financial results for the second quarter ended June 30, 2022.

“Second quarter 2022 INBRIJA U.S. net sales doubled over the first quarter of 2022, following a challenging Q1 due to the COVID Omicron surge; U.S. net sales also grew 16% over Q2 2021. New prescriptions also increased in the second quarter over the first, and continued to increase into July,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “In June, Esteve launched INBRIJA in Germany. We reported $1.9 million in revenue from our distribution agreement with Esteve. Our double-digit, tiered royalties on Biogen’s ex-U.S. sales of Fampyra also reverted to us late in the second quarter, with the fulfillment of our obligation to Healthcare Royalty Partners, and we will begin to receive the full value of these royalties in the third quarter. In addition, we are pleased that Biogen has now launched Fampyra in China.”

Second Quarter 2022 Financial Results

For the quarter ended June 30, 2022, the Company reported INBRIJA U.S. net revenue of $7.4 million, compared to $6.4 million for the same quarter in 2021. The Company also reported Ex-U.S. INBRIJA net revenue of $1.9 million in the second quarter related to the Esteve launch in Germany.

The Company reported AMPYRA net revenue of $18.2 million, compared to $21.8 million for the same quarter in 2021.

Research and development (R&D) expenses for the quarter ended June 30, 2022 were $1.5 million, including negligible share-based compensation expenses, compared to $2.4 million, including $0.2 million of share-based compensation for the same quarter in 2021.

Sales, general and administrative (SG&A) expenses for the quarter ended June 30, 2022 were $30.1 million, including $0.4 million of share-based compensation, compared to $32.4 million, including $0.7 million of share-based compensation for the same quarter in 2021.

Change in fair value of derivative liability for the quarter ended June 30, 2022 was negligible, compared to $(0.8) million for the same quarter in 2021.

Provision (non-cash) for income taxes for the quarter ended June 30, 2022 was $26.6 million, compared to a benefit from income taxes of $0.5 million for the same quarter in 2021.

The Company reported a GAAP net loss of $46.7 million for the quarter ended June 30, 2022, or $2.78 per diluted share. GAAP net loss in the same quarter of 2021 was $22.9 million, or $2.29 per diluted share. The increased GAAP net loss in the current period reflects the application of Internal Revenue Code Section 382, which resulted in a reduction of the Company’s deferred tax assets with no impact to cash.

Non-GAAP net loss for the quarter ended June 30, 2022 was $52.8 million, or $3.15 per diluted share. Non-GAAP net loss in the same quarter of 2021 was $18.7 million, or $1.87 per diluted share. This quarterly non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, changes in the fair value of derivative liability related to our 2024 convertible senior secured notes, and expenses that pertain to non-routine corporate restructurings. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At June 30, 2022, the Company had cash, cash equivalents, and restricted cash of $36.5 million, compared to $65.2 million at year end 2021. Restricted cash includes $12.4 million in escrow related to the 6% semi-annual interest portion of the convertible note exchange completed in December 2019.

Financial Guidance

For the full year 2022, Acorda continues to expect AMPYRA net revenue to be $68 – $78 million, and operating expenses to be $110 – $120 million. The operating expense guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

Webcast

To participate in the Webcast, please use the following registration link:

•	https://event.on24.com/wcc/r/3856828/FE399D309F4271576686FDEB3CDCB6EB

If you register for the Webcast, you will have the opportunity to submit a written question for the Q&A portion of the presentation. After you have registered, you will receive a confirmation email with the Webcast details. On the day of the Webcast, you will receive an email 2 hours prior to the start of the Webcast with the link to join. The presentation will be available on the Investors section of www.acorda.com.

A replay of the call will be available from 7:30 p.m. ET on August 4, 2022 until 11:59 p.m. ET on September 4, 2022. To access the replay, please dial 1 800 770 2030 (domestic) or 1 647 362 9199 (international); reference code 95455. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income (loss), adjusted to exclude the items below, and has provided 2022 operating expense guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of non-GAAP net income (loss), when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra royalty monetization and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) expenses that pertain to corporate restructurings which are not routine to the operation of the business, and (v) changes in the fair value of derivative liability relating to the 2024 convertible senior secured notes, which is a non-cash charge and not related to the operation of the business. The Company believes its non-GAAP net income (loss) measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance. Also, management uses this non-

GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income (loss), we have provided 2022 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Due to the forward looking nature of this information, the amount of compensation charges needed to reconcile this measure to the most directly comparable GAAP financial measure is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of this non-GAAP financial measure, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to corporate restructurings not routine to the operation of our business, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates affecting our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock and our reverse stock split; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA and INBRIJA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2022	2021

Assets
Cash and cash equivalents	$23,127	$45,634
Restricted cash - short term	13,113	13,400
Trade receivable, net	14,270	17,002
Other current assets	10,691	7,573
Inventories, net	15,321	18,548
Property and equipment, net	3,023	4,382
Intangible assets, net	320,472	335,980
Restricted cash - long term	255	6,189
Right of use assets, net	5,792	6,751
Other assets	248	11
Total assets	$406,312	$455,470

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$37,648	$39,450
Current portion of lease liability	1,347	8,186
Current portion of royalty liability	—	4,460
Current portion of contingent consideration	2,125	1,929
Convertible senior notes	158,674	151,025
Derivative liability related to conversion option	—	37
Non-current portion of acquired contingent consideration	40,775	47,671
Non-current portion of lease liability	4,895	4,086
Non-current portion of loans payable	26,302	27,645
Deferred tax liability	40,813	13,930
Other long-term liabilities	5,826	5,914
Total stockholder's equity	87,907	151,137
Total liabilities and stockholders' equity	$406,312	$455,470

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenues:
Net product revenues	$27,484	$28,199	$46,059	$53,446
Royalty revenues	3,567	3,586	7,526	7,201
Total revenues	31,051	31,785	53,585	60,647

Costs and expenses:
Cost of sales	8,800	11,324	14,768	23,285
Research and development	1,525	2,374	3,219	7,123
Selling, general and administrative	30,067	32,368	57,005	66,336
Amortization of intangible assets	7,691	7,691	15,382	15,382
Change in fair value of derivative liability	(7)	(805)	(37)	(580)
Change in fair value of acquired contingent consideration	(3,110)	(5,478)	(6,133)	(6,429)
Total operating expenses	44,966	47,474	84,204	105,117

Operating loss	$(13,915)	$(15,689)	$(30,619)	$(44,470)

Other expense, (net)	(6,204)	(7,706)	(13,765)	(15,528)
Loss before income taxes	(20,119)	(23,395)	(44,384)	(59,998)
(Provision for) benefit from income taxes	(26,563)	531	(26,821)	3,683
Net loss	$(46,682)	$(22,864)	$(71,205)	$(56,315)

Net loss per common share - basic and diluted	$(2.78)	$(2.29)	$(4.74)	$(5.79)
Weighted average common shares - basic and diluted	16,783	9,992	15,026	9,733

Acorda Therapeutics, Inc.

Non-GAAP Net Loss and Net Loss per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

GAAP net loss	$(46,682)	$(22,864)	$(71,205)	$(56,315)
Pro forma adjustments:
Non-cash interest expense (1)	4,239	4,304	8,278	8,575

Change in fair value of acquired contingent consideration (2)	(3,110)	(5,478)	(6,133)	(6,429)

Restructuring costs (3)	25	27	251	2,151

Change in fair value of derivative liability (4)	(7)	(805)	(37)	(580)

Share-based compensation expenses included in Cost of Sales	—	9	1	16
Share-based compensation expenses included in R&D	25	208	52	374
Share-based compensation expenses included in SG&A	446	737	903	1,271
Total share-based compensation expenses	471	954	956	1,661

Total pro forma adjustments	1,618	(998)	3,315	5,378

Income tax effect of reconciling items above (5)	7,737	(5,167)	5,873	(8,900)

Non-GAAP net loss	$(52,801)	$(18,695)	$(73,763)	$(42,037)

Net loss per common share - basic and diluted	$(3.15)	$(1.87)	$(4.91)	$(4.32)
Weighted average common shares - basic and diluted	16,783	9,992	15,026	9,733

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Change in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with corporate restructurings which are not routine to the operation of the business.
(4) Change in the fair value of the derivative liability related to the 2024 convertible senior secured notes.
(5) Represents the tax effect of the non-GAAP adjustments.